Exhibit 11. Statement re computation of per share earnings.

                             TORCHMARK CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE

                                                     Three months ended June 30,
                                                         1999          1998
                                                     ------------  ------------
Net income from continuing operations                $ 36,306,000  $ 52,882,000
Discontinued operations of Waddell & Reed:
  Income from operations (net of tax)                           0    15,222,000
  Loss on disposal (tax)                               (1,060,000)            0
                                                     ------------  ------------
Net income before extraordinary item                   35,246,000    68,104,000
Loss on redemption of debt (less applicable tax
  benefit of $2,672)                                            0    (4,962,000)
                                                     ------------  ------------
  Net income                                         $ 35,246,000  $ 63,142,000
                                                     ============  ============

  Basic weighted average shares and
    common stock equivalents outstanding              133,373,457   140,259,633

  Diluted weighted average shares and
    common stock equivalents outstanding              134,322,687   141,806,996

Basic earnings per share:
Net income from continuing operations                $       0.27  $       0.38
Discontinued operations of Waddell & Reed:
  Income from operations (net of tax)                        0.00          0.11
  Loss on disposal (tax)                                    (0.01)         0.00
                                                     ------------  ------------
Net income before extraordinary item                         0.26          0.49
Loss on redemption of debt (less applicable tax
  benefit)                                                   0.00         (0.04)
                                                     ------------  ------------
  Net income                                         $       0.26  $       0.45
                                                     ============  ============

Diluted earnings per share:
Net income from continuing operations                $       0.27  $       0.37
Discontinued operations of Waddell & Reed:
  Income from operations (net of tax)                        0.00          0.11
  Loss on disposal (tax)                                    (0.01)         0.00
                                                     ------------  ------------
Net income before extraordinary item                         0.26          0.48
Loss on redemption of debt (less applicable tax
  benefit)                                                   0.00         (0.03)
                                                     ------------  ------------
  Net income                                         $       0.26  $       0.45
                                                     ============  ============

                         (Continued on following page)
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                             TORCHMARK CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                                  (continued)

                                                                       Six Months ended June 30,
                                                                         1999               1998
                                                                    -------------     -------------
Net income from continuing operations                               $ 116,654,000     $ 131,034,000
Discontinued operations of Waddell & Reed:
  Income from operations (net of tax)                                           0        29,988,000
  Loss on disposal (tax)                                               (1,060,000)                0
                                                                    -------------     -------------
Net income before extraordinary item and cumulative
  effect of change in accounting principle                            115,594,000       161,022,000
Loss on redemption of debt (less applicable
  tax benefit of $2,672)                                                        0        (4,962,000)
                                                                    -------------     -------------
Net income before cumulative effect of change in
  accounting principle                                                115,594,000       156,060,000
Cumulative effect of change in accounting principle
  (less applicaple tax of $8,661)                                      16,086,000                 0
                                                                    -------------     -------------
  Net Income                                                        $ 131,680,000     $ 156,060,000
                                                                    =============     =============

Basic weighted average shares and
 common stock equivalents outstanding                                 134,295,069       140,232,355

Diluted weighted average shares and
 common stock equivalents outstanding                                 135,224,746       141,752,867

Basic earnings per share:
Net income from continuing operations                               $        0.87     $        0.93
Discountinued operations of Waddell & Reed -
  Income from operations (net of tax)                                        0.00              0.22
  Loss on disposal (tax)                                                    (0.01)             0.00
                                                                    -------------      ------------
Net income before extraordinary item and cumulative
  effect of change in accounting principle                                   0.86              1.15
Loss on redemption of debt (less applicable
  tax benefit)                                                               0.00             (0.04)
                                                                    -------------     -------------
Net income before cumulative effect of change in
  accounting principle                                                       0.86              1.11
Cumulative effect of change in accounting principle
  (less applicable tax)                                                      0.12              0.00
                                                                    -------------     -------------
  Net Income                                                        $        0.98     $        1.11
                                                                    =============     =============
Diluted earnings per share:
Net income from continuing operations                               $        0.86     $        0.92
Discontinued operations of Waddell & Reed -
  Income from operations (net of tax)                                        0.00              0.22
  Loss on disposal (tax)                                                    (0.01)             0.00
                                                                    -------------     -------------
Net Income before extraordinary item and cumulative
  effect of change in accounting principle                                   0.85              1.14
Loss on redemption of debt (less applicable
  tax benefit)                                                               0.00             (0.04)
                                                                    -------------     -------------
Net income before cumulative effect of change in
  accounting principle                                                       0.85              1.10
Cumulative effect of change in accounting principle
  (less applicable tax)                                                      0.12              0.00
                                                                    -------------     -------------
Net Income                                                          $        0.97     $        1.10
                                                                    =============     =============